UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 13, 2005 (June 7, 2005)

Momenta Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50797	04-3561634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 West Kendall Street, Cambridge, MA		02142
(Address of Principal Executive Offices)		(Zip Code)

(617) 491-9700

(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On June 7, 2005, Momenta Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (“Amendment No. 1”) to the Employment Agreement dated March 15, 2002 by and between the Company and Alan L. Crane (the “Employment Agreement”), the Company’s President and Chief Executive Officer.  Pursuant to Amendment No. 1, the Company and Mr. Crane have agreed, for the reasons set forth below in Item 5.02, (i) to revise Section 1(b) of the Employment Agreement to remove the requirement that Mr. Crane hold the position of Chairman of the Board, (ii) Mr. Crane’s title shall be President and Chief Executive Officer, and (iii) the amendment to Mr. Crane’s title and responsibilities shall not constitute grounds for Mr. Crane to resign from the Company for “good reason” pursuant to Section 16 of the Employment Agreement.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)

As part of the Company’s efforts to strengthen its corporate governance practices, on June 7, 2005, the Board of Directors of the Company approved the separation of the offices of the Chairman of the Board of Directors and Chief Executive Officer, and appointed Peter Barrett, Ph.D., who currently serves as a Class III Director, as Chairman of the Board.  Alan L. Crane will continue to serve as a Class I Director, President and Chief Executive Officer of the Company.  On June 13, 2005, the Company issued a press release announcing the appointment of a non-employee Chairman of the Board, a complete copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release issued by Momenta Pharmaceuticals, Inc. dated June 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTA PHARMACEUTICALS, INC.

Date: June 13, 2005	By:	/s/ RICHARD P. SHEA
Richard P. Shea Chief Financial Officer (Principal Financial Officer)